EXHIBIT 3.1



Doc ID   2002016001714
--------------------------------------------------------------------------------

                                                       Bar Code Inserted Here.

DATE:         DOCUMENT ID           DESCRIPTION                        FILING       EXPED        PENALTY           CERT         COPY
01/16/2002    200201600174          DOMESTIC/AMENDMENT TO              ******           .00          .00               .00       .00
                                    ARTICLES (AMD)

                                     Receipt
                This is not a bill. Please do not remit payment.


CARLILE, PATCHEN & MURPHY
366 E. BROAD STREET
ATTN: PAM GEISER
COLUMBUS, OH 43215


                                  STATE OF OHIO

                  Ohio Secretary of State, J. Kenneth Blackwell

                                     596891

  It is hereby certified that the Secretary of State of Ohio has custody of the business records for

                               KAHIKI FOODS, INC.

        and, that said business records show the filing and recording of:

Document(s) Document No(s): DOMESTIC/AMENDMENT TO ARTICLES 20021600174




 The Seal of the Secretary of State of Ohio     Witness my hand and the seal
                                                of the Secretary of State at
                                                Columbus, Ohio this 15th day
                                                of January, A.D. 2002
          United States of America
                State of Ohio                   /s/ J Kenneth Blackwell
      Office of the Secretary of State          Ohio Secretary of State

THE SEAL OF THE   Prescribed by J. KENNETH BLACKWELL
SECRETARY OF      Please obtain fee amount and mailing instructions from the
STATE             Filing OF OHIO Reference Guide (using the 3 digit
                  form # located at the bottom of thisExpedite is an additional fee form). To obtain the Filing Reference Guide or for assistance, please of $100.00 call Customer Service; []
                  Expedite Central Ohio: (614) 466-3910 Toll Free:
                  1-877-SOS-File(1-877-767-3453)

                            CERTIFICATE OF AMENDMENT
                         BY SHAREHOLDERS TO ARTICLES OF

                               Kahiki Foods, Inc.
                  --------------------------------------------
                              (Name of Corporation)
                                     596891
                           --------------------------
                                (charter number)

         Michael C. Tsao                , who is the          President
----------------------------------------             ---------------------------
              (Name) (Title) of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)
     [X] a meeting of the shareholders was duly called and held on 7/16/01 , at which meeting a quorum the shareholders was present in person or by proxy, and that the affirmative vote of the holders of shares entitling them to exercise 80.02% of the voting power of the corporation, the following resolution to amend the articles was adopted :

     [] in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

              FOURTH: The number of shares which the corporation is authorized to have outstanding is Ten Million (10,000,000), all of which shall be shares of common stock with no par value.

     [] Please check box if additional provision are attached.

     Provisions attached hereto are incorporated herein and made a part of these articles of incorporation.

     IN WITNESS WHEREOF, the above name officer, acting for and on behalf of the corporation, has hereunto subscribed his name on Jan 14, 2002
              (his/her) (date)

                                            Signature:    /s/ Michael C. Tsao
                                                      ------------------------
                                                          Michael C. Tsao
                                                 Title:   President
                                                       -----------------------

125-AMDS             Page 1 of 1                                Version: 7/1/01

                                                                      06015-1015


                                The State of Ohio


                                    Bob Taft

                               Secretary of State


                                     596891


                                   Certificate

it is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings, that said records show the filing and recording of: AMD INC

        KAHIKI FOODS, INC.


     United States of America        Recorded on Roll 6015 at Frame 1016 of
           State of Ohio             the Records of Incorporation and
 Office of the Secretary of State    Miscellaneous Filings.

         Official Seal of            Witness my hand and the seal of the
                                     Secretary of State at
      the Secretary of State         Columbus, Ohio, this 31st day of July,
              of Ohio                A.D. 1997.

                                     /s/ Bob Taft
                                        Bob Taft
                                        Secretary of State

                                                                          596891
                                                06015-1016            Approved
                                                                     By: /s/ JMR
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION             Date 7-31-97
                OF KAHIKI FOODS, INC.                          Amount: $3,535-
                                                                     97080145301

     Michael Tsao, President and Alice Tsao, Secretary, of Kahiki Foods, Inc., an Ohio corporation with its principal office located in Columbus, Franklin County, Ohio, do hereby certify that at a meeting of the Shareholders duly called on July 14, 1997 for the purpose of adopting this amendment, a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 77.75% of the voting power of the corporation. The following resolution to amend the articles was adopted:

              RESOLVED that ARTICLE FOURTH of the Company's Amended and Restated Articles of Incorporation is hereby deleted in its entirety and replace by the following:

              FOURTH: The number is shares which the Corporation is authorized to have outstanding is Two Million (2,000,000), all of which shall be shares of common stock with no par value.

     IN WITNESS WHEREOF, said Michael Tsao, President, and Alice Tsao, Secretary of Kahiki Foods, Inc., acting for and on behalf of said Corporation, have hereunto subscribed their names this 28 day of July, 1997.

                                    KAHIKI FOODS, INC.

                                    By: /s/ Michael Tsao
                                    Michael Tsao, President

                                    By: /s/ Alice Tsao
                                    Alice Tsao, Secretary

                                                                        RECEIVED

                                                                     JUL 31 1997

                                                                        BOB TAFT
                                                              Secretary of State

LRA/LRA/258295
002261.001

Doc ID 5309_0069

                                                                      06015-1015


                                                          The State of Ohio


                                                                        Bob Taft

                                                         Secretary of State


                                                                          596891


                                                                     Certificate

it is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings, that said records show the filing and recording of: AMD CHN of:
                  KAHIKI FOODS, INC.  FORMERLY KAHIKI SUPPER CLUB, INC.


    United States of America         Recorded on Roll 5309 at Frame 0071 of
          State of Ohio              the Records of Incorporation and
Office of the Secretary of State     Miscellaneous Filings.

        Official Seal of             Witness my hand and the seal of the
                                     Secretary of State at
     the Secretary of State          Columbus, Ohio, this 1st day of SEP,
             of Ohio                 A.D. 1995.

                                     /s/ Bob Taft
                                        Bob Taft
                                     Secretary of State

Doc ID 5309_0069
                                                                          596891
                                               06015-1016            Approved
                                                                      By: /s/ RB
ERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION              Date 9/1/95
            OF KAHIKI SUPPER CLUB INC.                        Amount: $35.00-
                                                                     95090525001

     Michael Tsao, President and Alice Tsao, Secretary, of Kahiki Supper Club, Inc., an Ohio corporation with its principal office located in Columbus, Franklin County, Ohio, do hereby certify that at a meeting duly called on July 12, 1995 of the Shareholders of the Corporation the following resolution was adopted by 72.02% of the Shareholders to amend the Amended and Restated Articles of Incorporation:

              ARTICLE FIRST of the Company's Amended and Restated Articles of Incorporation is hereby amended to read as follows:

              FIRST: The name of the Corporation hereinafter the "Corporation is : Kahiki Foods, Inc."

     IN WITNESS WHEREOF, said Michael Tsao, President, and Alice Tsao, Secretary, of Kahiki Supper Club, Inc. acting for and on behalf of said Corporation, have hereunto subscribed their names this 31st day of July, 1995.

                         KAHIKI SUPPER CLUB, INC.

                         By: /s/ Michael Tsao
                         Michael Tsao, President

                         By: /s/ Alice Tsao
                         Alice Tsao, Secretary

                                                        RECEIVED

                                                       SEP 1 1995

                                    BOB TAFT
                                                   Secretary of State

AJF/SPB/160040
002261.001

Doc ID H572_1974

                                                                      H0572-1976


                                The State of Ohio


                                    Bob Taft

                               Secretary of State


                                     596891


                                   Certificate

it is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings, that said records show the filing and recording of: AMD INC of:
       KAHIKI SUPPER CLUB, INC.


    United States of America      Recorded on Roll H572 at Frame 1976 of
          State of Ohio           the Records of Incorporation and
Office of the Secretary of State  Miscellaneous Filings.

        Official Seal of          Witness my hand and the seal of the Secretary
                                   of State at
     the Secretary of State       Columbus, Ohio, this 5th day of APRIL
             of Ohio              A.D. 1993.

                                  /s/ Bob Taft
                                    Bob Taft
                                  Secretary of State

Doc ID H572_1974
                                                                          596891
                                   H0572-1976                          Approved
                                                                      By: /s/ CR
  CERTIFICATE OF AMENDED                                            Date 4/5/93
 ARTICLES OF INCORPORATION                                     Amount: $1035.00
            OF                                                      93041514***
  KAHIKI SUPPER CLUB INC.

     Michael Tsao, President and Alice Tsao, Secretary, of Kahiki Supper Club, Inc., an Ohio corporation with its principal office located in Columbus, Franklin County, Ohio, do hereby certify that in a writing signed pursuant to the provisions of Section 1701.54 of the Ohio Revised Code by all of the Shareholders of the Corporation, the following resolution was adopted to amend the Articles of Incorporation:

         The Articles of Incorporation of the Corporation are hereby amended by deleting the existing Articles of Incorporation and substituting therefore the Amended and Restated Articles of Incorporation attached hereto as Exhibit A.

     IN WITNESS WHEREOF, said Michael Tsao, President, and Alice Tsao, Secretary, of Kahiki Supper Club, Inc. acting for and on behalf of said Corporation, have hereunto subscribed their names this 19th day of March, 1993.

                            KAHIKI SUPPER CLUB, INC.

                              By: /s/ Michael Tsao
                             Michael Tsao, President

                               By: /s/ Alice Tsao
                              Alice Tsao, Secretary

Doc ID H572_1974
                                                                      H0572-1977

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            KAHIKI SUPPER CLUB, INC.

     This Corporation is organized under Section 1707.01, et seq., Revised Code of Ohio, as amended.

     FIRST: The name of the Corporation (hereinafter called the "Corporation") is

                            KAHIKI SUPPER CLUB, INC.

     SECOND: The place in the State of Ohio where the principal office of the Corporation is to be located is City of Columbus, County of Franklin.

     THIRD: The purpose for which the Corporation is formed shall be in the authority to engage in an lawful act or activity for which corporation may be formed under Chapter 1701 of the Revised Code of Ohio.

     FOURTH: The number of shares which the Corporation is authorized to have outstanding is Six Hundred Thousand (600,000) all of which shall be shares of common stock with no par value of which Five Hundred Fifty Thousand (550,000) shall be designated Class A Common and Fifty Thousand (50,000) shall be designated Class B Common.

                        EXPRESS TERMS OF THE COMMON STOCK

     Each holder of Class A or Class B Common Shares is entitled to on vote for each share held on any matter properly submitted to the shareholders for a vote but is not entitled to vote cumulatively in the election of directors. The holders of subscription or redemption rights. The holder of Class a and Class B Common Shares are entitled to receive dividends if, as and when declared by the Board of Directors.

     Upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Class A and Class B Common Shares of the Company are entitled to share ratably in all assets remaining after payment of liabilities. However, until June 30, 1994, the holders of Class A Shares shall first be entitled to receive up to $10.00 per share upon any voluntary and involuntary liquidation, dissolution or winding up prior to any payment to holders of Class B Shares. Any balance shall be distributed among the holders of Class A and Class B Common Shares in proportion to the number of shares which they hold. On June 30, 1994, there will no longer by a distinction between Class A Shares and Class B Shares and the liquidation preference previously enjoyed by the holders of Class A Shares will cease.

     The rights, preferences and privileges of the Class A and Class B Common Shares are identical, except for the liquidation preference described in the immediately preceding paragraph.

     All or any part of said common shares may be issued by the Corporation from time to time and for such consideration as may be determined upon and fixed by the Board of Directors, as provided by law. Any and all such shares issued, for which the full consideration has been paid or delivered, shall be deemed fully paid shares and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

                                                                      H0572-1979

     FIFTH: The period of existence of the Corporation is perpetual.

     SIXTH: 1. Notwithstanding any provision is the Revised Code of Ohio requiring for any purpose the vote, consent, waiver, or release of the holders of a designated greater proration (but less than all) of the shares of any particular class or of each class, if the shares are classified, the vote, consent, waiver, or release of the holders of at least a majority of the voting power or of at least a majority of the shares entitled to vote, as the case may be, of such particular class or of each class, if the shares are classified, shall be required in lieu of any such designated greater proportion otherwise required by any provision of said Revised Code of Ohio.

     2. Whenever the Revised Code of Ohio shall fail to prescribe a designated proportion of voting power required for any purpose, the vote, consent, waiver, or release of at least a majority of the voting power represented at a meeting of shareholders at which a quorum is present shall be sufficient for any such purpose; and at any such meeting the shareholders entitled to exercise at least a majority of the voting power relating to any such purpose constitute a quorum.

     SEVENTH: The Corporation shall, to the fullest extend permitted by Section 1701.13 of the Revised Code of Ohio, as the same may be amended and supplemented, indemnity any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Regulations, any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

     EIGHTH: Subject to the provisions of Article FOURTH hereof, the Board of Directors is hereby authorized to fix and determine, and to vary, the amount of working capital of the Corporation, to determine whether any, and, if any, what part of surplus, however created or arising, shall be disposed of or declared in dividends, or aid to shareholders, and without input by the shareholders, to use and apply such surplus or any part thereof, or such part of the stated capital of the corporation as is permitted under the provision of Section 1701.35 of the Revised Capital Code of Ohio, or any statute of like tenor or effect which is hereafter inacted, at any time or from time to time, in the purchase or acquisition of shares of any class, voting trust, certificates for shares bonds, debentures, notes, script, warrants, obligation, evidences of indebtedness of the Corporation, or other securities, evidences of indebtedness of the Corporation, or other securities of the Corporation to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

     NINTH: From time to time any of the provisions of the Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the Revised Code of Ohio and the laws of the State of Ohio at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the Corporation by the Articles of Incorporation are granted subject to the provisions of this Article NINTH.

     TENTH: These Amended and Restated Articles of Incorporation supersede the existing Articles of Incorporation of the Corporation.

Doc ID H299_1056
                                    H299-0157


                                The State of Ohio


                                    Bob Taft

                               Secretary of State


                                     596891


                                   Certificate

it is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings, that said records show the filing and recording of: AMD INC of:
                  KAHIKI SUPPER CLUB, INC.


      United States of America       Recorded on Roll H299 at Frame 0156 of
            State of Ohio            the Records of Incorporation and
  Office of the Secretary of State   Miscellaneous Filings.

          Official Seal of           Witness my hand and the seal of the
                                     Secretary of State at
       the Secretary of State        Columbus, Ohio, this 5th day of FEB
               of Ohio               A.D. 1992.

                                     /s/ Bob Taft
                                    Bob Taft
                                     Secretary of State

Doc ID H299_0156
                        92020511501
Official Seal of        Charter No. 586891   H0299-0158
The Secretary of State  Presented by                        Approved: CK
Of Ohio                 Bob Taft, Secretary of State        Date 2-5-92
                        Columbus, Ohio 48266-0418           Fee: 3,055.00
                        Form 8H-AMD (January 1991)


                            CERTIFICATE OF AMENDMENT
               by Shareholders to the Articles of Incorporation of

                            Kahiki Supper Club, Inc.
                              (Name of Corporation)

              Michael C. Tsao               , who is
--------------------------------------------
     [] Chairman of the Board [X] President [] Vice President (check one) and Alice W. Tsao , who is [X] Secretary [] Assistant Secretary (Check one) of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements). [] a meeting, of the shareholders was duly called for the purpose of adopting this amendment and held on January 30 , 19 92 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 100% % of the voting power of the corporation.

[X] In a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

              As of the 30th day of January, 1992, the Board of Directors and the shareholders owning 100% of the outstanding shares of Kahiki Supper Club, Inc. resolve to increase the number of authorized shares of the corporation as follows: 2000,000 Class A Common No Par and 150,000 Class B Common, No Par; the Class B share shall possess no voting rights except as otherwise required by law.

     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 30th day of January, 1992.

RECEIVED              By: /s/  Michael C. Tsal
                          --------------------------------------------
     FEB                  (Chairman, President, Vice President)
Bob Taft
                      By: /s/  Alice W. Tsao
                          --------------------------------------------
                               (Secretary, Assistant Secretary)

NOTE: Ohio law does not permit one officer to sign two capacities, Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

                                    F095-0526


                                The State of Ohio


                           Anthony J. Celebrezze, Jr.

                               Secretary of State


                                     596891


                                   Certificate

it is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings, that said records show the filing and recording of: ARF of:

                            KAHIKI SUPPER CLUB, INC.


      United States of America        Recorded on Roll F095 at Frame 0526 of
            State of Ohio             the Records of Incorporation and
                                      Miscellaneous Filings.
  Office of the Secretary of State

          Official Seal of            Witness my hand and the seal of the
                                      Secretary of State at
       the Secretary of State         Columbus, Ohio, this 30th day of JUNE
               of Ohio                A.D. 1982.

                                      /s/ Anthony J. Celebrezze, Jr.
                                      Anthony J. Celebrezze, Jr.
                                      Secretary of State

              F0095-0526

                            ARTICLES OF INCORPORATION
                                                                             MGK
                 -of-                                                6 -30-82
                                                                          100.00
       KAHIKI SUPPER CLUB, INC.

     The undersigned, desiring to form a corporation for profit under the General Corporation Law of Ohio, do hereby certify:

     FIRST: The name of the corporation is Kahiki Supper Club, Inc.

     SECOND: The place in Ohio where its principal office is located is the City of Columbus, Franklin County, Ohio.

     THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

     FOURTH: The authorized number of shares of the corporation is One Thousand (1,000), all of which shall be designated Common Shares and shall be without par value.

     FIFTH: The amount of stated capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

     SIXTH: When authorized by the affirmative vote of the Board of Directors, without the action or approval of the shareholders of the corporation, the corporation may purchase, or contract to purchase, at any time and from time to time, shares of any class issued by the corporation, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness or any other securities of the corporation, for such prices and upon and subject to such terms and conditions as the Board of Directors may determine, provided that no such purchase shall be made, pursuant to any such contract or otherwise, if after such purchase the assets of the corporation would be less than its liabilities plus stated capital or if it is insolvent as defined in the General Corporation Law of Ohio or if there is reasonable ground to believe that by such purchase it would be rendered insolvent.

     SEVENTH: Notwithstanding any provision of the General Corporation Law of Ohio, now or hereafter in force, designating for any purpose the vote or consent of the holders of the shares entitling them to exercise in excess of a majority of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

     EIGHTH: No shareholder of this corporation shall be entitled, as such, as a matter of right to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of Directors, in its discretion, from time to time may determine.

     NINTH: No contract or transaction shall be void or voidable with respect to the corporation for the reason that it is between the corporation and one or more of its directors or officers, or between the corporation and any other person in which one or more of its directors or officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interestd directors or officers participate in or vote at the meeting of the directors or a committee thereof which authorizes such contract or transaction, if in any such case (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the directors or the committee and the directors or committee, in good faith reasonably justified by such facts, authorize the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation held by persons not interested in the contract or transaction; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized or approved by the directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the directors, or of a committee thereof which authorizes the contract or transaction.

     IN WITNESS WHEREOF, the undersigned have executed this intrument this 30th day of June, 1982.

                         /s/ John W. Edwards
                            John W. Edwards

                         /s/ Donald A. Antrim
                           Donald A. Antrim

                                                                      F0095-0528

                         CONSENT FOR USE OF SIMILAR NAME


     On the 28th day of June, 1982, the Board of Directors of Boich Lime and Coal Company, Charter No. 388524, passed the following resolution:

     RESOLVED that Boich Lime and Coal Company gives its consent to Kahiki Supper Club, Inc. to use the name of Kahiki Supper Club, Inc.


DATED: June 28, 1982

                                  BOICH LIME AND COAL COMPANY

                                  /s/ George Morrison
                                  George Morrison, Secretary

                                                                      F0095-0529

Official Seal of the
Secretary of State
of Ohio

Original Appointment of Statutory Agent

The undersigned, being at least a majority of the incorporators of KAHIKI SUPPER CLUB, INC.
                              (Name of Corporation)
          , hereby appoint      Michael C. Tsao        to be statutory agent
----------                 ---------------------------
                                       (Name of Agent)

     upon whom any process, notices or demand required or permitted by statute to be served upon the corporation.

The complete address of the agent is:       3583 East Broad Street    .
                                      --------------------------------
                                                     (Street)
         Columbus      ,    Franklin   County, Ohio         43213   .
-----------------------  -------------              ----------------
     (City or Village)                                 (Zip Code)

Date:    June 29, 1982           /s/ John W. Edwards
     ------------------      -------------------------------------------
                                    John W. Edwards

                                 /s/ Donald A. Antrim
                             -------------------------------------------
                                   Donald A. Antrim